CONSULTATION AND NONCOMPETITION AGREEMENT


                AGREEMENT, entered into as of this 28th of August, 1997, by and between Gateway 2000, Inc., a Delaware corporation (the "Company") and Richard D. Snyder (the
"Consultant").

                WHEREAS, Consultant has been employed by the Company since 1991 and currently serves as President, Chief
Operating Officer and a member of the Board of Directors (the
"Board") of the Company; and

                WHEREAS, the Company and Consultant have mutually agreed that Consultant shall resign and terminate his employment as an employee, effective as the opening of business on September
1, 1997 (the "Effective Date");

                WHEREAS, the Company wishes to insure that it can avail itself of Consultant's substantial expertise and knowledge of the Company's affairs following the termination of his employment by consulting with him as the Company deems necessary or desirable, that Consultant will not compete with the Company, and that Consultant will not disclose trade secrets or confidential information, as hereinafter described;

                NOW, THEREFORE, for good and valuable
consideration, the adequacy of which hereby is acknowledged, the Company and Consultant agree as follows:

     1. Resignation/Continuation as Board Member. Consultant agrees to serve as a member of the Board through the 1999 Annual Meeting, and, subject to nomination by the Board and reelection by Stockholders, for any period thereafter for which he is nominated and reelected, and shall be entitled to such compensation as is generally provided to the Company's other non-management directors. Consultant hereby resigns, effective as of the Effective Date, from all of his other positions as an employee or officer with the Company or any of its subsidiaries and affiliated companies and ventures (the "Affiliates"), as a director of any Affiliate, and from any other position held by Consultant at the request of the Company or any Affiliate, including, without limitation, President and Chief Operating Officer of the Company and as a member of the Board of Gateway 2000 International Limited. The Company and Consultant agree that Consultant shall have no right to compensation, past, present, or future, or any other rights, claims or causes of action arising in connection with his past or present employment by the Company and its Affiliates and the termination thereof, except as expressly provided herein.

     2. Consultation Agreement. Except as otherwise provided herein, from and after the Effective Date and until August 31, 2000 (the "Consultation Period"), Consultant shall serve as a senior advisor to the Company, provided that, the Company and Consultant may, by mutual agreement, prior to or on August 31, 2000, extend this Agreement until August 31, 2001. (If the Agreement is so extended, references to the "Consultation Period" shall be deemed to include the entire period ending on August 31, 2001; references to the "Initial Consultation Period" shall be deemed to refer to the period ending on August 31, 2000.) As such, Consultant shall make himself available to render consulting services to the Company from time to time as hereinafter provided on such project(s) relating to the business, affairs and management of the Company and its Affiliates as may be assigned to him by the Board and/or the Company's Chief Executive Officer. It is expressly understood between the parties that Consultant shall be an independent contractor during the Consultation Period.

        To the extent practicable, any services to be provided by Consultant shall be performed at such times as are reasonably convenient to Consultant. The Company acknowledges that Consultant will have other activities, obligations and engagements that will command his time and attention, subject to the provisions of Sections 5, 6 and 7 hereof. In no event shall the period of consultation exceed an average of sixteen (16) hours per week calculated on a monthly basis, including what may be required in connection with Consultant's obligations under
Section 9 hereof. In addition to any other consulting activities hereunder, Consultant acknowledges that the Company may also call upon Consultant to represent it before such persons and on such occasions as are consistent with his knowledge and stature in respect of the Company, including, without limitation, participation in Company planning and educational conferences, appearances before governmental officials and bodies and participation in programs in the public and private sectors that enhance the Company's position or potential.

     3. Compensation and Expenses. Subject to Section 4, each year during the Consultation Period, the Company will pay Consultant Two Hundred Thousand Dollars ($200,000) during the Consultation Period (the "Consulting Fee"), payable monthly promptly upon receipt of Consultant's invoice. The Company also shall reimburse Consultant, in accordance with its standard policies from time to time in effect, for such reasonable and necessary out-of-pocket expenses as may be incurred by Consultant during the Consultation Period in the performance of the duties and responsibilities assigned to Consultant under this Agreement.

     4.     Termination of Consulting Agreement.
Notwithstanding anything herein to the contrary, either party shall have the right by 90 days prior written notice to the other to terminate the consulting arrangement set forth herein.

     5.      Agreement Not to Compete.

          (a) Without the prior written consent of the Company, Consultant hereby agrees that during the Consultation Period and for the one year period following the expiration of this Agreement or termination of this Agreement by Consultant, or the ninety day period following termination of this Agreement by the Company, he shall not, for any reason, directly or indirectly, (i) engage in, (ii) hold more than 5% of the outstanding stock of, (iii) accept employment with any business that Competes with the Company or any of its Affiliates or (iv) offer advisory or consulting services to assist any such entity to Compete with the Company. As used herein, the term "Compete" or "Competes" with the Company or any of its Affiliates shall mean competing with any of the business conducted by the Company or any of its Affiliates as of the Effective Date or any time during the Consultation Period wherever the Company does business.
          (b) The Company and Consultant agree that the duration and area for which the covenant not to compete set forth in this Section 5 is to be effective are reasonable. In the event that any court determines that the time period or the geographic areas provided for in this Section 5, or both of them, are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable. The Company and Consultant intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state or other political subdivision of the United States of America and for any other country in the world where this covenant is intended to be effective.

        (c) As used in Sections 5, 6 and 7, "Affiliates" shall mean any person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person (and shall be deemed to include the Company).

     6. Agreement Not to Solicit. During the Consultation Period, Consultant shall not, acting in any capacity, directly or indirectly, without the prior consent of the Company: (a) solicit, offer employment to, otherwise attempt to hire, or assist in the hiring of, any person employed by the Company or its Affiliates within the ninety day period preceding any such action, or (b) encourage or induce, directly or indirectly, any such person to leave the employment by the Company or its Affiliates.

     7.      Nondisclosure of Confidential Information.

        (a) "Confidential and Proprietary Information" as used herein shall include, but is not limited to oral, written or documentary information of a special and unique nature or value relating to Gateway's business. Such information shall include, but is not limited to, the names and addresses of Gateway employees, customers and potential customers, records concerning customer contacts and customer purchases, the identity of customers' key employees, information concerning Gateway's products, policies, methods of operation, procedures, manuals, pricing, forecasts, projects, projections, strategic plans, technical information, product development and methodologies.

        (b) "Trade Secrets" as used herein shall mean Confidential and Proprietary Informationthat derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and is subject of efforts that are reasonable under the circumstances to maintain its secrecy from disclosure to third parties.
Consultant agrees that all such information acquired during the course of employment as an employee or as a Consultant of the Company, whether such information is communicated in written or verbal form and whether such information is kept in recorded or unrecorded form, shall constitute Trade Secrets of the Company.

        (c) "Intellectual Property" as used in this Agreement shall mean inventions, of any kind, discoveries, know-how, or improvements, whether or not patentable including works of authorship.

        (d) Consultant acknowledges and agrees that the misappropriation, unauthorized use or unauthorized disclosure of the Company's Confidential and Proprietary Information, Trade
Secrets or Intellectual Property would cause irreparable harm to the Company.

        (e) With respect to any Trade Secrets, Consultant covenants and agrees not to use for any purpose whatsoever or disclose the Trade Secrets at any time during or after the term of his employment with the Company in any capacity until such Trade Secrets become generally available to the public by independent discovery, development or publication. The rights to protection of Trade Secrets in this Agreement are in addition to the rights under common or statutory law for the protection of Trade Secrets.

        (f) With respect to Confidential and Proprietary Information, Consultant covenants and agrees that during the Consultation Period and for a period of three years after the termination of the Consultation Period, Consultant will not use Confidential and Proprietary Information for any purpose whatsoever, and will avoid and prevent disclosure of Confidential and Proprietary Information to any third party, except as specifically authorized by the Company.

        (g) Consultant agrees that his violation of this Agreement shall entitle the Company to injunctive relief. The Company shall be entitled to any and all other remedies and rights available at law or equity. The term of the covenants herein as they relate to Confidential and Proprietary Information shall be tolled during any violation thereof by Consultant; such tolling shall be without prejudice to the Company's rights to specifically enforce this Agreement or seek other remedies.

     8. Specific Performance. Consultant acknowledges that the Company would sustain irreparable injury in the event of a violation by Consultant of any of the provisions of Sections 5, 6 or 7 hereof, and by reason thereof Consultant consents and agrees that if he violates any of the provisions of said Sections, in addition to any other remedies available, the Company shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining Consultant from committing or continuing any such violation, from any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any forum. The provisions of this Section 8 shall survive the termination or expiration of this Agreement and the Consultation Period.

     9.      Cooperation.

          (a) Consultant shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which his assistance may be reasonably requested by the Company. Such cooperation shall include, among other things, making relevant documents in his custody or control available to the Company or its counsel, making himself available for interviews by the Company or its counsel, and making himself available to appear as a witness, at deposition, trial or otherwise. Any reasonable out-of-pocket expenses incurred by Consultant in fulfilling his obligations under this Section 9(a) shall be reimbursed by the Company. Such Company requests shall be reasonable and recognize the other business and personal activities of the Consultant undertaken not in violation hereof.

          (b) The Company will reimburse the consultant for reasonable legal fees and expenses he incurs in cooperating in the prosecution or defense of the matters referenced in Section
9(a).

             (c) The provisions of this Section 9 shall survive the termination or expiration of this Agreement and the Consultation Period only for so long as Consultant shall serve as a member of the Board of Directors of the Company.

     10.     Additional Consultant Rights

          (a) Consultant shall be indemnified and held harmless by the Company against all legally indemnifiable expense, liability and loss reasonably incurred or suffered by Consultant while acting on behalf of the Company pursuant to this Agreement on the same terms as and to the fullest extent, provided to directors or executive officers under the Company's
Restated Certificate of Incorporation.

          (b) The Company and Consultant agree that in the event that, during the Consultation Period, the Company amends its outstanding stock option plans to provide for the acceleration or assumption of or substitution for unvested stock options upon the occurrence of a "Change of Control" or similar event of the Company, such amendment shall apply, on the same terms and conditions, to the stock options previously granted the Consultant and outstanding as of such date.

        (c) For the longer of the Consultation Period or his service as a member of the Board, Consultant shall be entitled to use, at Consultant's own cost, the travel service of the Company and its relocation service.

     11. Notices. All notices required or permitted hereunder shall be given in writing by personal delivery; by confirmed facsimile transmission; by express delivery via reputable express courier service; or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the parties at the respective addresses set forth below their signatures hereto, or at such other address as may be designated in writing by either party to the other in the manner set forth herein. Notices which are delivered personally, by confirmed facsimile transmission, or by courtier as aforesaid, will be effective on the date of delivery. Notices delivered by mail will be deemed effectively given upon the fifth calendar day subsequent to the postmark date thereof.

     12.     Miscellaneous.

          (a) The failure of either party hereto at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision thereof be taken to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

          (b) This Agreement constitutes the entire agreement between the parties with respect to its subject matter. It supersedes any prior agreement or understanding between them, and it may not be modified or amended except by a writing executed by both parties.

          (c)     This Agreement shall be governed by and
interpreted in accordance with the laws of the State of South
Dakota without regard to its conflict of law provisions.

                     (d)     Each provision of this Agreement
shall be considered severable and if a provision is for any reason held to be invalid, all remaining provisions shall be enforceable. If any provision of this Agreement is held to impose a restriction upon Consultant which is unenforceable in scope but could be made enforceable by limiting the scope, Consultant and the Company agree to a modification of the invalid or unenforceable provision to the extent required for enforceability.

             (e) This agreement shall be binding and inure to the benefit of the parties and their respective successors in interest of any kind whatsoever, provided that, because this Agreement is a personal contract calling for the provision of unique services by Consultant, Consultant's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by Consultant. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company, but no assignment by the Company shall release the Company from its obligations hereunder, and the Company shall not assign this Agreement to any entity other than an Affiliate.

        The parties have agreed to and executed this Agreement as of the date first set forth above.

Signature and Notice Address:       Signature and Notice Address:

Gateway 2000, Inc.                  Richard D. Snyder
610 Gateway Drive                   917 S. Highland
North Sioux City, SD 57049-2000     Dearborn, MI  48124
Attn:  Senior Vice President,
       General Counsel & Secretary


By:/s/Theodore W. Waitt             /s/Richard D. Snyder
   Name: Theodore W. Waitt